S.E.C. File No. 33-30684
                                                        Filed pursuant to
                                                        Rule 424(b)(3)

PRICING SUPPLEMENT
(To prospectus and prospectus supplement dated February 24, 1993)



                                   $40,000,000

                            W.R. BERKLEY CORPORATION

                           MEDIUM-TERM NOTES, SERIES A

                               -----------------

Date of Issue:    April 22, 1998       Interest Rate:  6.375% per annum

Principal Amount:  $40,000,000   Maturity Date:  April 15, 2005

Redemption/Repayment Provisions:  Not applicable

Form:  Book-Entry

                               ------------------

     Morgan Stanley & Co. Incorporated ("Morgan Stanley") has agreed to purchase the Notes described above as principal for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale, as determined by Morgan Stanley. The net proceeds to the Corporation, before deducting expenses payable by it, will be 99.463% of the principal amount of the Notes sold and the aggregate net proceeds will be $39,785,200. The net proceeds will be used by the Corporation to retire the following existing indebtedness, in whole or in part: (i) 8.95% Medium Term Notes due May 20, 1998,
(ii) 8.70% Senior Debentures due January 1, 2222 and (iii) 9.875% Senior Notes due May 15, 2008.

                        ---------------------------------


                           MORGAN STANLEY DEAN WITTER

                        ---------------------------------



              The date of this Pricing Supplement is April 17, 1998